SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                     MUNIHOLDINGS FLORIDA INSURED FUND IV
                     ------------------------------------

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        Massachusetts                              Applied For
  --------------------------            ---------------------------------
  (STATE OF INCORPORATION OR            (IRS EMPLOYER IDENTIFICATION NO.)
         ORGANIZATION)


MuniHoldings Florida                                 08536
                                        ---------------------------------
Insured Fund IV                                   (ZIP CODE)
800 Scudders Mill Road
Plainsboro, New Jersey
-------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE
OFFICES)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE SO             NAME OF EACH EXCHANGE ON WHICH EACH
REGISTERED                               CLASS IS TO BE REGISTERED
----------                               -------------------------

Common Shares of Beneficial Interest,    New York Stock Exchange
par value $.10 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

     If this form relates to the             If this form relates to the
     registration of a class of              registration of a class of
     securities pursuant to Section          securities pursuant to Section
     12(b) of the Exchange Act and           12(g) of the Exchange Act and
     is effective pursuant to                is effective pursuant to
     General Instruction A.(c),              General Instruction A.(d),
     please check the following              please check the following
     box. |X|                                box.  |_|


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Shares" in the Registrant's prospectus dated January 26, 1999, forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-68393) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 26, 1999, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I) The following exhibits have been filed with the Commission:

             (1)  Form of Certificate for Common Shares.*

             (2) Portions of the Declaration of Trust and the By-Laws of the Registrant defining the rights of holders of Common Shares.**

     (II) The following exhibits are to be filed with the New York Stock Exchange only:

             (1)  Not applicable.
             (2)  Not applicable.
             (3)  Not applicable.
             (4)  (a) Declaration of Trust of the Registrant.
                  (b) By-Laws of the Registrant.
             (5)  Specimen Certificate for Common Shares.
             (6)  Not applicable.






-------------
*  Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

** Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.

     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 MUNIHOLDINGS FLORIDA INSURED FUND
                                 IV
                                 (Registrant)



                                 By:     /s/ Alice A. Pellegrino
                                    -------------------------------------
                                       Alice A. Pellegrino
                                       Secretary


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